                                                                   EXHIBIT 10.13

                             INVESTMENT AGREEMENT

This Investment Agreement between Virtual Realty Network, Inc. (hereinafter referred to as the "Investee Company" and "VRN") with offices at 414 Old
Newport Boulevard, 3rd Floor, Newport Beach, CA 92663 and American Growth Fund I LP, a California Limited Partnership (hereinafter referred to as "Investor") is entered into this 21st day of March, 1995.

WHEREAS, the Investee Company owns and operates a certain business which manufactures and markets mortgage banking related technology products and is seeking financing and management expertise for the primary purpose of obtaining an Initial Public Offering ("IPO"), and;

WHEREAS, the Investor is a Limited Partnership which offers such financing and management expertise;

THEREFORE, IT IS AGREED between these parties as follows:

                                   ARTICLE I

              REPRESENTATIONS AND WARRANTIES OF INVESTEE COMPANY

The Investee Company hereby represents and warrants to lnvestor as follows:

1.1   Execution of Agreement
      ----------------------

      A. This Agreement has been duly executed and delivered by Investee Company and is a legal, valid and binding obligation of Investee Company in accordance with its terms.

1.2   Investee Company's Organization and Authority
      ---------------------------------------------

      A. The lnvestee Company is a duly authorized Corporation originally incorporated in the State of Nevada.

      B. The Investee Company is a Corporation in good standing and has full authority to enter into this Agreement.

      C. Michael A. Barron, as the President of VRN, warrants all shares in the Corporation are free from encumbrances, either current or pending and has authorized the transaction outlined herein.

1.3  Accuracy of Due Diligence Information
     -------------------------------------

     A. All due diligence information previously furnished to the Investor, including but not limited to financial statements, tax returns, accounting reports, legal opinions, marketing and sales information, customer lists and banking information is true and correct and does not misstate or omit a material fact in order to make the information false or misleading.

1.4  Title to the Assets: Liens and Encumbrances
     -------------------------------------------

     A. Investee Company has good and marketable title to all of the Assets, free and clear of all liens, claims, charges and encumbrances, other than for those items listed on Exhibit B.

1.5  Agreement Not Subject to Encumbrances or Third Party Approval
     -------------------------------------------------------------

     A. The execution and delivery of this Agreement by Investee Company and the consummation of the transactions contemplated hereunder will not result in the creation or imposition of any valid lien, charge or encumbrance on any of the Stock, Assets or Proprietary Rights of the lnvestee Company and will not require the authorization, consent or approval of any third party, including any government subdivision or regulatory agency, except such consents as have been obtained prior to closing.

1.6  No other Commitments
     ---------------------

     A. With the exception of Intel Corporation, the Investee Company has made no commitment and is under no obligation to obtain additional financing or public underwriting during the term of this Agreement with any third party.

1.7  Claims and Litigation
     ---------------------

     A. The Investee Company represents that, to the best of the Investee Company's knowledge, VRN is not subject to or involved in any claims, litigation, arbitration or legal proceedings which might result in any material adverse change in the condition, value, or title of the Stock being conveyed hereunder.

1.8  Covenant of Confidentiality
     ---------------------------

     A. As the contents of this Agreement may be construed as potential "Inside Information" by the Securities and Exchange Commission, the Investee Company covenants and warrants that it will treat this Agreement as confidential and will not disclose its contents at any time to any person, business or corporate entity without express written permission of the lnvestor. Written permission will be given by the Investor only to those persons with a "need to know" basis.

     B. Investee Company also covenants that it will not disclose to any third party information on the Limited Partners of the Investor without the express written permission of each Limited Partner.

1.9  Consents of Government Agencies
     -------------------------------

     A. Investee Company covenants and warrants that it will promptly take all steps on its part necessary for it to obtain all consents of governmental agencies required to be obtained by Investor prior to closing for the transfer of the Stock and Issuance of the Note and will cooperate with Investor in such respect.

1.10  Accuracy of Representations and Warranties
      ------------------------------------------

      A. No representations made by Investee Company contains or will contain any untrue statement of a material fact or omits or will omit or misstate a material fact necessary in order to make the statement contained therein not misleading, including, but not limited to, Investee Company's ability to have available all those shares of Stock and Warrants and the Corporate Promissory Note to issue the total value of which it is obligated to transfer to Investor at closing.

1.11  Agreement will Not Cause Breach or Violation
      --------------------------------------------

      A. Investee Company covenants that the consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (i) a breach of any term or provision of this Agreement; (ii) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the articles of incorporation or bylaws of the Investee Company or any lease, license, promissory note, conditional sales contract, commitment indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which Investee Company is a party or by which their property is bound; (iii) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Investee

    Company; or (iv) the creation or imposition of any lien, charge, or encumbrance on any of the assets of the Investee Company.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Investee Company as follows:

2.1  Execution of Agreement
     ----------------------

     A. This Agreement has been duly executed and delivered by the lnvestor and constitutes legal, valid and binding obligations of the Investor enforceable in accordance with its terms. Those persons executing this Agreement on behalf of the Investor have been duly authorized to do so.

2.2  Ability to Perform
     ------------------

     A. lnvestor specifically warrants and represents that it has the present ability to perform all Investor's obligations hereunder to Investee Company.

2.3  Authority Granted
     -----------------

     A. Investor has granted to the person executing this Agreement on its behalf the authority to do so and hereby consents to all of its terms.

2.4  Covenant of Confidentiality
     ---------------------------

     A. As the contents of this Agreement may be construed as potential "Inside Information" by the Securities and Exchange Commission, Investor covenants and warrants that it will treat this Agreement and all Due Diligence information on the Investee Company as confidential and will not disclose its contents at any time to any person, business or corporate entity without a "need to know" unless express written permission is given by the Investee Company.

                                  ARTICLE III

                      PERFORMANCE OBLIGATIONS OF INVESTOR

The Investor agrees and covenants to perform the following duties in accordance with this Agreement

3.1  Loan Amount
     -----------

     A. In exchange for the Note and Stock considerations outlined herein, Investor will place on deposit cleared funds of $200,000 to be used by the Investee Company for accounting, legal, investment banking and other fees associated with further evaluation and procurement of a Nasdaq listing and Initial Public Offering underwriting. Investee company expenditures and releases of the funds must be approved by the Investor prior to release of the funds.

3.2  Management Services
     -------------------

     A. Through American Growth Capital Corporation, the Managing General Partner of the Investor, the Investor hereby agrees to provide Investee Company with all appropriate management and guidance services required by the Investee Company until the closing of the Investee Company's Initial Public Offering or for five (5) years after the closing date of this Agreement, whichever event occurs earlier.

                                   ARTICLE IV

                  PERFORMANCE OBLIGATIONS OF INVESTEE COMPANY

The Investor agrees and covenants to perform the following duties in accordance with this Agreement:

4.1  Note
     ----

     A. Investee Company will deliver to Investor the Corporate Promissory Note hereto attached as Exhibit "A" at the date of closing.

4.2  Shares
     ------

     A. The Investee Company will transfer to the Investor's Limited Partners 250,000 shares of Class "A" Common Stock. within 9O days of the date of closing, or as instructed by the Investor shares will be issued to each Limited Partner in the pro-rata ownership percentage held by each Limited Partner of Record. The Class "A" stock is "Piggybacked" and is so designated as to have the first option of liquidation and/or transfer at the time of the Initial or Secondary Public Offering, subject to SEC and Underwriting restrictions placed at the time of the Offering, and is non-dilutable and will consist of 5% of the Company's equity. No additional issues of piggybacked shares or warrants will have liquidation preference over the shares and warrants issued under this agreement.

4.3  Warrants
     --------

     A. The Investee Company will distribute to the Investor's United Partners 175,000 Class A Warrants Convertible to Class "A" Common @$.70 per share. Warrants are exercisible for five (5) years from the date of issue. The Class "A" stock is "Piggybacked" and is so designated as to have the first option of liquidation and/or transfer at the time of the Initial or Secondary Public Offering, subject to SEC and Underwriting restrictions placed at the time of the Offering, and is non-dilutable and will consist of 3.5% of the Company's equity. No additional issues of piggybacked shares or warrants will have liquidation preference over the share and warrants issued under this agreement.

4.4  Board Of Directors
     ------------------

     A. Effective at the Closing Date, the Investee Company will increase its' Board of Directors to five (5) members, one (1) of which shall be appointed by the Investor for two non-revocable one (1) year term from the Close of the Agreement.

4.5  Investment Banking Services
     ---------------------------

     A. The Investee Company agrees to use American Growth Capital Corporation; the Managing General Partner of the Investor, as its non-exclusive investment banking consultant until the closing of the Investee Company's Initial Public or Secondary Offering or for five (5) years after the closing date of this Agreement, whichever event occurs earlier.

    B.   PLACEMENT FEES ON ADDITIONAL FORMATION - If and only if AGCC shall have
         ---------------------------------------
         produced a commitment of a lender or investor which shall have been accepted in writing ("accepted commitment"), it being understood that such acceptance is wholly within VRN's discretion and may be refused for any reason whatsoever, then AGCC shall be deemed to have earned the applicable placement fee(s), as set forth below, and VRN shall pay such a fee to AGCC in cash on (i) the date it shall have received the proceeds of such loan or investment ("funding date") or (ii) if VRN shall for any reason whatsoever, fail to accept funding against an accepted commitment, on the expiration date of the accepted commitment If a funding against an accepted commitment shall not have occurred as a result of withdrawal by a lender or investor, then VRN shall have no obligation to pay the respective placement fee. This schedule is exclusive of negotiated broker dealer fees and commissions.

         (a)  Senior Term Debt:                 1.5% (.015) of the face amount.

         (b)  Subordinate or Convertible Debt:  5.0% (.050) of the face amount.

         (c)  Preferred Stock:                  6.0% (.060) of the subscribed
                                                amount.

         (d)  Common Stock:                     8.0% (.080) of the subscribed
                                                amount.

         For purposes of this Agreement, "face amount" and "subscribed amount" shall mean the initial committed amount of the loan/investment before deduction or offset of any closing, legal or other professional fees and costs.


      C. ANNOUNCEMENT BY AGCC - If any financing involving proceeds to the
         --------------------
         Company of $1,000,000 or more is contemplated by this Agreement is completed, AGCC may, at its option and expense, place a conventional announcement in newspapers and periodicals of its choice stating that AGCC has acted as financial advisor to VRN in respect of the financing; provided that such announcement is in compliance with the Securities Act of 1933.

      D. NO AGENCY - AGCC understands and acknowledges that this letter shall
         ---------
         not create or imply any agency agreement between the parties, and AGCC shall not, nor shall AGCC have the right to, commit VRN, its officers, directors and shareholders in any manner except as shall have been specifically authorized in writing by VRN.



                                   ARTICLE 5

                                    CLOSING

5.1  Closing Date.
     ------------

     A.  Closing Date of this Agreement shall be March 22, 1995.

5.2  Obligations.
     -----------

     A. The obligation of Investor to complete the transaction contemplated hereunder is subject to the satisfaction, at or before the closing, of all the conditions set out below in this Article 5. Investor may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Investor of any of its other remedies, at law or in equity, if Investee Company shall be in default of any of their representations, warranties, or covenents under this Agreement.

5.3  Accuracy of Investee Company's Representations and Warranties
     -------------------------------------------------------------
     A. Except as otherwise permitted by this Agreement, all representations and warranties by the parties to this Agreement or in any written statement that shall be delivered by either party to the other under this Agreement shall be true on and as of the closing date as though made at that time.

5.4  Performance by Investee Company
     -------------------------------

     A. Investee Company shall have performed, satisfied, and complied with all covenents, agreements, and conditions required by this Agreement to be performed or complied with by them on or before closing including delivering possession of the Note, Stock and Warrants, in the same condition existing as of the date of this Agreement.

5.5  Opinion of lnvestee Company's Counsel
     -------------------------------------

     A. Investor shall have received from counsel for the Investee Company, an opinion dated the closing date, in form and substance satisfactory to Investor and its counsel, that:

         (i) Investee Company has all necessary corporate power to enter into this Agreement and to operate its business as now operated.

         (ii) This Agreement has been duly and validly authorized and, when executed and delivered by Investee Company will be valid and binding on Investee Company and enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

         (iii) Except as set forth in this Agreement, such counsel does not know of any suit, action, arbitration, or legal, administrative, or other proceeding or governmental investigation pending or threatened against or affecting Investee Company, and

                                  ARTICLE VI

                                 MISCELLANEOUS

6.1  Survival of Representation
     --------------------------

     A. All representations, warranties, covenants by the parties to this Agreement shall be applicable and effective thereafter.

6.2  Indemnities
     -----------

     A. Each party making a covenant, agreement, representation or warranty in this Agreement, or any schedule, exhibit, or other document delivered under this Agreement, shall indemnify and hold harmless any party for whose benefit such covenant, agreement, representation or warranty is made from and against any and all loss, damage, liability, tax, expense (including without limitation, reasonable attorney's fees and court costs) resulting from any breach, misrepresentation or non-performance of any such covenant, agreement, representation or warranty. The indemnity obligations set forth in this Section 6.2 shall survive the closing date.


6.3  Notices
     -------

     A. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if mailed by certified or registered mail, return receipt requested, postage prepaid as follows:

         Investor: American Growth Capital Corporation for American Growth Fund 1 LP, 17280 Newhope Street, Fountain Valley, CA 92780

         Investee Company: Virtual Realty Network, inc.

6.4  Multiple Originals
     ------------------

     A. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original.

6.5  Complete Agreement: Modification and Termination
     ------------------------------------------------

     A. This Agreement together with all Exhibits hereto contains a complete statement of the Investment Agreement between the parties and supersedes any existing agreements between them and cannot be changed or terminated except in writing.

6.6  Waiver
     ------

     A. The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered to be a waiver or to deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

6.7  Assignment
     ----------

     A. This Agreement shall be binding and inure to the benefit of the parties to it, their heirs, successors, and assigns. This Agreement shall not be assignable by any party without the written consent of the other but such consent shall not be unreasonably withheld.

6.8   Governing Law and Venue
      -----------------------

      A. Irrespective of the place of execution or performance, the validity, performance, construction and effect of this Agreement shall be governed by, and construed in accordance with the laws of Orange County in the State of California. Any controversy, claim or action arising out of or related to this Agreement shall be brought in the courts of the State of California for the County of Orange or the United States District Court for the Central District of California, the parties hereby waiving any other venue to which they may be entitled by virtue of domicile, residence, or otherwise.

6.9   Severability
      ------------

      A. If any provision of this Agreement is invalid, unenforceable or inapplicable to any person or circumstance to which it is intended to be applicable, such invalidity shall not affect the remainder of the Agreement

6.10  Attorney's Fees
      ---------------

      A. Should either party hereto file suit to enforce the terms of this Agreement or to be compensated in damages for the other party's breach of Agreement, or for declaratory relief to determine the rights and duties of parties under this Agreement, the prevailing party shall be awarded reasonable attorney's fees in addition to all allowable costs of bringing such action.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.


INVESTOR:
--------

American Growth Capital Corporation, Managing General Partner for American Growth Fund I LP


By: /s/ DONNA SNYDER
   -----------------------------
   Donna Snyder, President


INVESTEE COMPANY:
----------------

Virtual Realty Network, Inc.


By: /s/ MICHAEL A. BARRON
   -----------------------------
   Michael A. Barron, President

                           CORPORATE PROMISSORY NOTE

                      -----------------------------------
                      EXHIBIT "A" TO INVESTMENT AGREEMENT




March 22, 1995                                           $200,000


For value received as stated in the Investment Agreement, Virtual Realty Network promises to pay to American Growth Fund I LP the sum of Two Hundred Thousand ($200,000) with interest from the date of this note on the unpaid principal to be paid quarterly at an annual rate of two (2%) over Prime as reported by the 2nd District cost of funds.

American Growth Fund I LP reserves the right under this Note to file UCC-1's in the appropriate jurisdictions to further secure the Promissory Note.

Principal payment on maturity is due upon the first closing of Virtual Realty Network's proposed Initial or Secondary Public Offering or March 21, 1997, whichever event occurs earlier.

This Note is additionally collateralized by those assets listed on Exhibit "B".

Virtual Realty Network, Inc.



/s/ MICHAEL A. BARRON
----------------------------
Michael A. Barron, President

                                  EXHIBIT "B"

             ASSETS SECURED BY PROMISSORY NOTE DATED March 22, 1995


1. Software rights to "Software Today" software as owned by the Corporation and as developed by James Meader, Jeanne Grade and Gary Edwards.

2. Accounts receivable, current and future.

                           CORPORATE PROMISSORY NOTE

                      -----------------------------------
                      EXHIBIT "A" TO INVESTMENT AGREEMENT



March 22, 1995                                        $100,000


For value received as stated in the Investment Agreement, Virtual Realty Network promises to pay to American Growth Fund I LP the sum of One Hundred Thousand ($100,000) with interest from the date of this note on the unpaid principal to be paid quarterly at an annual rate of two (2%) over Prime as reported by the 2nd District cost of funds.

American Growth Fund I LP reserves the right under this Note to file UCC-1's in the appropriate jurisdictions to further secure the Promissory Note.

Principal payment on maturity is due upon the first closing of Virtual Realty Network's proposed Initial or Secondary Public Offering or March 21, 1997, whichever event occurs earlier.

This Note is additionally collateralized by those assets listed on Exhibit "B".

Virtual Realty Network; Inc.



/s/ MICHAEL A. BARRON
----------------------------
Michael A. Barron, President

                                    Addendum
                                    --------
                                       To
                                       --
                              Investment Agreement
                              ---------- ---------


The following is an addendum to the Investment Agreement, dated March 21, 1995, signed by the undersigned parties:

1. The Investment agreement is amended to provide American Growth Fund I
   LP, a California Limited Partnership with the right to convey their 250,000 common shares and 175,000 warrants issued thereunder to Series A Preferred Shares upon the same terms and conditions, basis and valuation as lntel Corporation is making their investment in Virtual Realty Network, Inc.

2. All other terms and conditions of the Investment Agreement to remain the same.

IN WITNESS WHEREOF, the parties have executed and delivered this addendum on March 31, 1995.


INVESTOR:
--------

American Growth Capital Corp, Managing General Partner for American Growth Fund I LP

By: /s/ DONNA SNYDER
   --------------------------------
   Donna Snyder, President


INVESTEE:
--------

Virtual Realty Network, Inc.

By: /s/ MICHAEL BARRON
    -------------------------------
    Michael Barron, President